Exhibit 23.4

August 28, 2014

Vicon Industries, Inc.
131 Heartland Boulevard
Edgewood, New York 11717

Ladies and Gentlemen:

We hereby consent to the use in the Registration Statement on Form S-4 of Vicon Industries, Inc. to which this consent is attached as an exhibit (the “Registration Statement”), and in the proxy statement/prospectus/consent solicitation of Vicon Industries, Inc. and IQinVision, Inc., which is incorporated by reference into the Registration Statement, of our opinion dated March 28, 2014 enclosed as Annex B to such proxy statement/prospectus/consent solicitation, and to the description of such opinion and to the references to our name contained therein.

In giving the foregoing consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ TM Capital Corp.
TM Capital Corp.